UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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VARIAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VARIAN, INC.

3120 Hansen Way

Palo Alto, California 94304-1030

(650) 213-8000

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 1, 2007

Date, Time and Location

You are cordially invited to the Annual Meeting of Stockholders of Varian, Inc. to be held on Thursday, February 1, 2007, at 6:00 p.m., local time, at the Company’s principal executive offices at 3120 Hansen Way, Palo Alto, California.

Agenda

The agenda for the Annual Meeting is as follows:

•	To elect two Class II directors for three-year terms;

•	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2007; and

•	To transact any other business that may be properly brought before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Record Date

The record date for the Annual Meeting was December 11, 2006. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. A list of these stockholders will be available at the Company’s principal executive offices at 3120 Hansen Way, Palo Alto, California 94304-1030, for a period of ten days before the Annual Meeting.

Voting

It is important that you vote or grant your proxy to vote at the Annual Meeting. Therefore, whether or not you expect to attend the Annual Meeting, please vote by internet, by telephone or by completing, signing and dating the enclosed proxy and mailing it promptly in the accompanying return envelope. You may revoke your proxy at any time before it is voted, and you may vote in person at the Annual Meeting even if you have returned a proxy. These and other voting procedures are explained in the following Proxy Statement.

By Order of the Board of Directors

A. W. Homan Secretary

December 13, 2006

Palo Alto, California

Varian, Inc.

3120 Hansen Way

Palo Alto, California 94304-1030

(650) 213-8000

PROXY STATEMENT

INFORMATION REGARDING VOTING AND SOLICITATION OF PROXIES

General

This Proxy Statement is being furnished to you as a stockholder of Varian, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Annual Meeting of Stockholders, to be held on February 1, 2007, at 6:00 p.m., local time, at the Company’s principal executive offices at 3120 Hansen Way, Palo Alto, California, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. You may grant your proxy by internet, by telephone or by signing, dating and returning the enclosed proxy in the accompanying pre-addressed, postage-paid return envelope.

There are two items on the agenda for the Annual Meeting: The first item on the agenda is to elect two Class II directors to the Board of Directors. The second item on the agenda is to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2007.

The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matter does properly come before the Annual Meeting, the Board intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment.

This Proxy Statement and the accompanying form of proxy will be first sent on or about December 19, 2006 to stockholders entitled to vote at the Annual Meeting.

Voting

The Company’s common stock is the only type of voting security issued, and only holders of common stock are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Only stockholders of record at the close of business on December 11, 2006 are entitled to notice of and to vote at the Annual Meeting. As of that record date, there were 30,218,125 shares of the Company’s common stock outstanding.

The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock is necessary to constitute a quorum permitting action to be taken at the Annual Meeting. Abstentions and broker non-votes are counted as present at the Annual Meeting for the purpose of determining the presence of a quorum. A broker non-vote occurs when a bank, broker, nominee or other holder of record holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

The affirmative vote of a plurality of the shares of the Company’s common stock present or represented by proxy at the Annual Meeting is required to elect the Class II directors. This means that John G. McDonald and Wayne R. Moon, the Board of Directors’ nominees to serve as the Class II directors, must receive the highest numbers of votes cast in order to be elected as the Class II directors. Therefore, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the election of the Class II directors.

The affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP

(“PwC”) as the Company’s independent registered public accounting firm for fiscal year 2007. Abstentions will have the same effect as a negative vote on this proposal.

Your shares will be voted in accordance with your instructions set forth on the proxy that you return. If your proxy provides no instructions with respect to voting on the election of the Class II directors or voting on the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year 2007, your proxy will be voted FOR the election of John G. McDonald and Wayne R. Moon as the Class II directors and FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal year 2007.

Even if you return your proxy, you may revoke or change your proxy at any time prior to the Annual Meeting. You may do this by sending to the Company’s Secretary (at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030) prior to the Annual Meeting, a written notice of revocation or a new proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokers, nominees and other fiduciaries and custodians to forward to beneficial owners of the Company’s common stock held in their names. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation materials. In addition to solicitations by mail, some of the Company’s directors, officers and other employees, without extra remuneration, might supplement this solicitation by letter, telephone or personal interview. The Company might also retain The Altman Group, Inc., 1200 Wall Street West, 3rd Floor, Lyndhurst, New Jersey 07071, to assist with the solicitation of proxies from banks, brokers, nominees and other holders, for a fee not expected to exceed $1,500 plus reasonable out-of-pocket expenses (not expected to exceed $500), which fees and expenses will be paid by the Company.

Stockholder Proposals and Nominations

Any stockholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s annual meeting of stockholders in 2008, and who wishes to have that proposal or nomination set forth in the proxy statement and form of proxy prepared by the Company for that meeting, must notify the Company’s Secretary (at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030) no later than August 23, 2007. Any such notice of a proposal or nomination must include certain information about the proposal or nominee and about the stockholder submitting the proposal or nomination, as required by the Company’s By-Laws, and must also meet the requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement or form of proxy.

Any stockholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s annual meeting of stockholders in 2008 and who is not seeking to have that proposal or nomination included in the proxy statement and form of proxy prepared by the Company for that meeting, must notify the Company’s Secretary (at the Company’s address set forth above) no earlier than September 21, 2007 and no later than October 21, 2007 (unless the date of the 2008 annual meeting is more than 30 days before or more than 60 days after February 1, 2008, in which case the notice of proposal must be received by the later of October 21, 2007 or the tenth day following the day the Company publicly announces the date of the 2008 annual meeting). The notice of a proposal or nomination must also include certain information about the proposal or nominee and about the stockholder submitting the proposal or nomination, as required by the Company’s By-Laws, and must also meet the requirements of applicable securities laws. Proposals or nominations not meeting these requirements will not be presented at the annual meeting.

For more information regarding stockholder proposals or nominations, you may request a copy of the By-Laws from the Company’s Secretary (at the Company’s address set forth above). The By-Laws are also posted at the Company’s website, www.varianinc.com (click on Investors, then on Corporate Governance).

Stockholder Communications with the Board

Any stockholder may communicate with the Board of Directors in writing through the Company’s Secretary (at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030), provided that the communication identifies the stockholder and the number and type of securities held by that stockholder. The Secretary reviews such stockholder communications, and forwards them to the Board of Directors unless the Secretary, in consultation with the Chief Executive Officer, determines that the communication is inappropriate for the Board’s consideration (for example, if it relates to a personal grievance or is unrelated to the Company’s business). The Secretary maintains a permanent written record of all such stockholder communications received by the Secretary. This process was unanimously approved by the Nominating and Governance Committee of the Board of Directors (which is comprised of all of the Board’s independent directors).

It is the Company’s policy that all members of the Board of Directors are encouraged to attend annual meetings of the Company’s stockholders. All members of the Board of Directors attended the last annual meeting of the Company’s stockholders.

PROPOSAL ONE — ELECTION OF DIRECTORS

Board Structure and Nominees

The Board of Directors consists of six members. Pursuant to the Company’s Restated Certificate of Incorporation, the Board is divided into three classes. Members of each class are elected for three-year terms and until their respective successors are duly elected and qualified, unless the director dies, resigns, retires, is disqualified or is removed.

The Class I directors are Richard U. De Schutter and Allen J. Lauer. Their terms of office will expire at the annual meeting of stockholders in 2009.

The Class II directors are John G. McDonald and Wayne R. Moon. Their terms of office will expire at the Annual Meeting.

The Class III directors are Garry W. Rogerson and Elizabeth E. Tallett. Their terms of office will expire at the annual meeting of stockholders in 2008.

The Board of Directors has nominated John G. McDonald and Wayne R. Moon for election as the Class II directors for terms expiring at the annual meeting of stockholders in 2010 and when their respective successors are elected and qualified. Each nominee has stated his willingness to serve if elected, and the Company does not contemplate that either of them will be unable to serve. However, in the event that either of these nominees subsequently declines or becomes unable to serve, proxies will be voted for such substitute nominee or nominees as shall be designated by the proxy holders in their discretion.

Business Experience of Directors and Nominees

Richard U. De Schutter is the former Executive Chairman, President and Chief Executive Officer of DuPont Pharmaceutical Company, a position he held from 2000 to 2001. He was Chief Administrative Officer and Vice Chairman of Monsanto Company (a life sciences company) from 1999 to 2000. Mr. De Schutter is Chairman of the Board of Incyte Corporation and is also a director of Ecolab Inc. and Smith & Nephew plc. He has been a director of the Company since 2001. Age: 66

Allen J. Lauer is Chairman of the Company’s Board of Directors, a position he has held since 2002. He is the former Chief Executive Officer of the Company, a position he held from 1999 to 2003. Mr. Lauer also served as the Company’s President from 1999 to 2002. He is also a director of Immunicon Corporation and Intermec, Inc. Mr. Lauer has been a director of the Company since 1999. Age: 69

John G. McDonald is the Stanford Investors Professor at Stanford University’s Graduate School of Business, where he has served on the faculty since 1968. He is also a director of iStar Financial, Inc., Plum Creek Timber Company, Inc., Scholastic Corp. and eight mutual funds managed by Capital Research & Management Co. Mr. McDonald has been a director of the Company since 1999. Age: 69

Wayne R. Moon is the former Chairman of the Board and Chief Executive Officer of Blue Shield of California (a health care company), a position he held from 1993 to 2000. He served as Chairman of the Board of RelayHealth Corporation (a web-based health services company) from 2002 to 2006. Mr. Moon is also a director of IntegraMed America, Inc. He has been a director of the Company since 1999, and as Chairman of the Nominating and Governance Committee also serves as the Board’s lead independent director. Age: 66

Garry W. Rogerson is the Company’s President and Chief Executive Officer, positions he has held since 2002 and 2004, respectively. He served as the Company’s Chief Operating Officer from 2002 to 2004, as Senior Vice President, Scientific Instruments from 2001 to 2002 and as Vice President, Analytical Instruments from 1999 to 2001. Mr. Rogerson is also a director of Coherent, Inc. He has been a director of the Company since 2003. Age: 54

Elizabeth E. Tallett is a Principal of Hunter Partners, LLC (which provides management services to developing life science companies), a position she has held since 2002. She was Chief Executive Officer of Marshall Pharmaceuticals, Inc. (a specialty pharmaceutical company) from 2000 to 2003, and was also President and Chief Executive Officer of Dioscor, Inc. (a biopharmaceutical company) from 1996 to 2003. Ms. Tallett is also a director of Coventry Health Care, Inc., Immunicon Corporation, IntegraMed America, Inc., Principal Financial Group and Varian Semiconductor Equipment Associates, Inc. She has been a director of the Company since 1999. Age: 57

Meetings and Committees of the Board

The Board of Directors held six meetings during fiscal year 2006.

During fiscal year 2006, each director attended at least 75% of all meetings of the Board and committees of the Board of which the director was a member.

The Board of Directors has four standing committees: The Audit Committee; the Compensation Committee; the Nominating and Governance Committee; and the Stock Committee. Each of these committees has a written charter approved by the Board of Directors. These charters, and the Company’s Corporate Governance Guidelines, are available at the Company’s website, www.varianinc.com (click on Investors, then on Corporate Governance).

Audit Committee.    The Audit Committee is comprised of directors De Schutter (Chairman), McDonald, Moon and Tallett, each of whom qualifies as an independent director and meets the other requirements to serve on the Audit Committee under rules of the Nasdaq Stock Market. This Committee’s primary purpose is to oversee the Company’s accounting and financial reporting processes and the annual audits and quarterly reviews of the Company’s financial statements. The Audit Committee held nine meetings during fiscal year 2006.

Compensation Committee.    The Compensation Committee is comprised of directors Tallett (Chairman), De Schutter, McDonald and Moon, each of whom qualifies as an independent director under rules of the Nasdaq Stock Market, as a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934 and as an outside director under Section 162(m) of the Internal Revenue Code. This Committee’s primary responsibilities are to consider and approve all compensation to be paid to and compensatory arrangements with the Company’s officers, and to administer the Company’s Omnibus Stock Plan, Management Incentive Plan, Employee Stock Purchase Plan and Supplemental Retirement Plan. The Compensation Committee held three meetings during fiscal year 2006.

Nominating and Governance Committee.    The Nominating and Governance Committee is comprised of directors Moon (Chairman), De Schutter, McDonald and Tallett, each of whom qualifies as an independent director under rules of the Nasdaq Stock Market. This Committee’s primary responsibilities are to (1) make recommendations to the Board of Directors regarding composition of the Board and committees of the Board, (2) identify individuals qualified to become Board members, and recommend to the Board qualified individuals to be nominated for election or appointed to the Board, (3) recommend to the Board the compensation of directors who are not Company officers, (4) develop a succession plan for the Company’s Chief Executive Officer, (5) develop and implement regular evaluations by the Board of its performance, and (6) establish corporate governance guidelines applicable to the Company. The Chairman of this Committee also serves as the Board’s lead independent director. The Nominating and Governance Committee held four meetings during fiscal year 2006.

This Committee regularly assesses the appropriateness of the size of the Board of Directors, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that a decision is made to increase the size of the Board or a vacancy is expected, the Committee considers potential candidates for director. Candidates may come to the attention of the Committee through current members of the Board, professional search firms, stockholders or others. Candidates are evaluated by the Committee, typically based on a review of available information and interviews of selected candidates by members of the Committee. The Committee typically engages in a series of internal discussions before making final recommendations to the Board.

In evaluating the suitability of individuals to recommend to the Board for nomination for election or appointment as directors, the Committee takes into account many factors, including (but not limited to): the independence requirements of the Nasdaq Stock Market and other governing and regulatory bodies; the individual’s understanding of finance and other disciplines relevant to the success of a publicly-traded company; the individual’s understanding of the Company’s businesses and technologies; and the individual’s professional experience. The Committee evaluates each prospective nominee in the context of the Board as a whole, with the objective of recommending nominees who as a group can best promote the success of the Company, represent stockholder interests and fulfill the Board’s legal and fiduciary responsibilities through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the Board and its committees.

In recommending to the Board individuals to be nominated for election or appointment as a director, the Committee will consider individuals recommended by stockholders. A stockholder may recommend an individual for the Committee’s consideration by submitting that person’s name and qualifications (along with the contact information for that individual, the consent of the individual to be considered, the identity of the stockholder and the number and type of securities held by the stockholder) to the Company’s Secretary (at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030). The Committee will evaluate individuals recommended by stockholders using the same factors and following the same process as used by the Committee in evaluating other individuals.

Stock Committee.    The Stock Committee is comprised of directors Rogerson (Chairman) and Lauer. This Committee approves, establishes the terms of and administers nonqualified stock options and restricted shares granted under the Company’s Omnibus Stock Plan and administers the Company’s Employee Stock Purchase Plan, in each case with respect to eligible participants who are not officers of the Company. The Stock Committee held two meetings during fiscal year 2006.

Director Compensation

Each director (other than the Chairman of the Board) who is not a Company employee is paid an annual retainer fee of $40,000. Each non-employee director (other than the Chairman of the Board) is also paid $2,000 for each Board meeting attended and $1,500 for each committee meeting attended. The director who chairs the Audit Committee of the Board is paid an additional annual retainer fee of $15,000 (which will increase to $20,000 effective as of the Annual Meeting). The directors who chair the Compensation Committee and the Nominating and Governance Committee of the Board are each paid an additional annual retainer fee of $7,500 (which will in each case increase to $10,000 effective as of the Annual Meeting). As the non-employee Chairman of the Board, Mr. Lauer is paid an annual retainer fee of $120,000; he is not paid any other annual retainer, committee chair or meeting attendance fees.

Under the Company’s Omnibus Stock Plan, each director who is not a Company employee, upon initial appointment or election to the Board, is granted a nonqualified stock option to acquire 10,000 shares of the Company’s common stock, and annually thereafter (for so long as he or she continues to serve as a non-employee director) is granted a nonqualified stock option to acquire 5,000 shares of the Company’s common stock. All such stock options are granted with an exercise price equal to the fair market value of the Company’s common stock on the grant date, are vested and exercisable beginning on the grant date and have a ten-year term.

Under the Company’s Omnibus Stock Plan, each director who is not a Company employee, annually for so long as he or she continues to serve as a non-employee director, is also granted stock units with an initial value equal to $25,000, based on the fair market value of the Company’s common stock on the grant date. The stock units vest upon termination of the director’s service on the Board of Directors (although the Board may adopt procedures permitting the issuance of such shares to be deferred by a director to a date following the termination of the director’s service), and are then satisfied by issuance of shares of the Company’s common stock.

Under the Company’s Omnibus Stock Plan, each director who is not a Company employee may elect to receive, in lieu of all or a portion of the cash retainer, chairman or meeting fees described above, shares of the Company’s common stock or stock units based on the fair market value of the Company’s common stock on the date the fees would have been paid. Stock units vest upon termination of the director’s service on the Board of Directors (although the Board may adopt procedures permitting the issuance of such shares to be deferred by a director to a date following the termination of the director’s service), and are then satisfied by issuance of shares of the Company’s common stock.

Each director is reimbursed for all reasonable out-of-pocket expenses that such director and his or her spouse incurs attending Board meetings and functions.

Mr. Rogerson, because he is a Company employee, receives no compensation for his services as a director or as a member or chairman of the Stock Committee.

Director Stock Ownership Guideline

The Board has adopted a stock ownership guideline for directors (which is set forth in the Company’s Corporate Governance Guidelines). Under this guideline, each non-employee director should own shares of the Company’s common stock or stock units with an aggregate market value equal to three times his or her annual cash retainer. Current directors have until February 2009 (five years from when this guideline was first adopted) to reach this stock ownership position. New directors will have five years from their initial appointment or election as a director to reach this stock ownership position. All directors currently meet this stock ownership guideline.

The Board of Directors recommends that you vote FOR

the election of Mr. McDonald and Mr. Moon as the Class II directors.

PROPOSAL TWO — RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company is asking stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for fiscal year 2007. The Board is requesting stockholder ratification of the appointment of PwC, which is not required by the Company’s By-Laws or otherwise, because the Board has decided that it is a good governance practice to do so. No determination has been made as to what action the Board of Directors or the Audit Committee would take if stockholders fail to ratify the appointment of PwC. Even if stockholders do ratify the appointment of PwC, the Audit Committee retains discretion to at any time appoint a different independent registered public accounting firm if the Committee concludes that doing so would be in the best interests of the Company’s stockholders.

PwC served as the Company’s independent registered public accounting firm for fiscal year 2006. A representative of PwC is expected to attend the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions from stockholders.

Fees Paid to PwC

Provided below are amounts billed to the Company by PwC for professional services provided to the Company for fiscal years 2006 and 2005.

	Fiscal Year 2006	Fiscal Year 2005
Audit Fees	$2,406,000	$3,084,000
Audit-Related Fees	69,000	227,000
Tax Fees	434,000	324,000
All Other Fees	21,000	28,000

Total Fees	$2,930,000	$3,663,000

Audit Fees.    Consists of fees billed to the Company for professional services rendered by PwC for the audits of the Company’s annual financial statements and reviews of its quarterly financial statements, services that are normally provided by PwC in connection with statutory and regulatory filings or engagements and services performed in connection with PwC’s attestations relating to the Company’s compliance with Sarbanes-Oxley Act Section 404.

Audit-Related Fees.    Consists of fees billed to the Company for financial accounting and reporting services, acquisition-related services and proprietary PwC software products, in each case rendered or provided by PwC and that were reasonably related to the performance of audits or reviews of the Company’s financial statements but not included in the audit fees reported above.

Tax Fees.    Consists of fees billed to the Company for U.S. federal, state and local tax planning, advice and compliance services, international tax planning, advice and compliance services, transfer pricing services and tax audit and appeal services, in each case rendered by PwC.

All Other Fees.    Consists for fees billed to the Company for professional services rendered by PwC that are not included in the services reported above, which services related to governmental grant and subsidized loan program services.

Audit Committee Policies and Procedures on Pre-Approval of Audit, Audit-Related and Permissible Non-Audit Services.    The Audit Committee has adopted policies and procedures requiring that the Company obtain the Committee’s pre-approval of all audit, audit-related and permissible non-audit services to be provided by PwC as the Company’s independent registered public accounting firm. Pre-approval is generally granted on a fiscal year basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. All services provided by PwC in fiscal years 2006 and 2005 were pre-approved by the Committee pursuant to these policies and procedures.

The Board of Directors recommends that you vote FOR

the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2007.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Provided below is certain information as of December 11, 2006 regarding beneficial ownership of the Company’s common stock by (a) each person who, to the Company’s knowledge, beneficially owned more than five percent of the outstanding shares of the Company’s common stock as of that date, (b) each of the executive officers named in the Summary Compensation Table on page 13, (c) each of the Company’s directors and director nominees, and (d) all executive officers, directors and director nominees as a group.

Name and Address (if applicable) of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares(2)
The TCW Group, Inc. 865 South Figueroa Street, Suite 1800, Los Angeles, CA 90017	1,985,836	(3)	6.57%
FMR Corp. 82 Devonshire Street, Boston, MA 02109	1,927,100	(4)	6.38%
Harris Associates L.P. 2 North LaSalle Street, Suite 500, Chicago, IL 60602-3790	1,649,576	(5)	5.46%
Franklin Resources, Inc. One Franklin Parkway, Building 920, San Mateo, CA 94403	1,600,486	(6)	5.30%
Garry W. Rogerson President and Chief Executive Officer, Director	379,221	(7)	1.24%
G. Edward McClammy Senior Vice President, Chief Financial Officer and Treasurer	219,014	(8)	—
Martin O’Donoghue Senior Vice President, Scientific Instruments	76,347	(9)	—
Sergio Piras Senior Vice President, Vacuum Technologies	93,934	(10)	—
A. W. Homan Senior Vice President, General Counsel and Secretary	114,591	(11)	—
Allen J. Lauer Chairman of the Board	111,971	(12)	—
Richard U. De Schutter Director	48,281	(13)	—
John G. McDonald Director, Nominee	55,757	(14)	—
Wayne R. Moon Director, Nominee	54,995	(15)	—
Elizabeth E. Tallett Director	55,595	(16)	—
All Executive Officers, Directors and Director Nominees as a Group (11 persons)	1,248,895	(17)	4.00%

(1)	For purposes of this table, a person or group of persons is deemed to have beneficial ownership of shares of the Company’s common stock which such person or group has the right to acquire on or within 60 days after December 11, 2006. Unless otherwise indicated, to the Company’s knowledge the person named has sole voting and investment power, or shares voting and/or investment power with such person’s spouse, with respect to all shares beneficially owned by that person.
(2)	The percentage of outstanding shares is based on the 30,218,125 shares outstanding on December 11, 2006. However, for purposes of computing the percentage of outstanding shares of common stock beneficially owned by each person or group of persons, any shares which such person or group of persons has a right to acquire on or within 60 days of December 11, 2006 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person. The percentage of outstanding shares of the Company’s common stock is only reported to the extent it exceeds one percent of the shares of the Company’s common stock outstanding on December 11, 2006.

(3)	As of September 30, 2006, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 7, 2006 reporting defined investment discretion as to all of such shares, sole voting authority as to 1,844,536 of such shares, and no voting authority as to 141,300 of such shares.
(4)	As of September 30, 2006, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 13, 2006 reporting defined investment discretion as to all of such shares, sole voting authority as to 162,489 of such shares, and no voting authority as to 1,764,611 of such shares.
(5)	As of September 30, 2006, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 8, 2006 reporting sole investment discretion and shared voting authority as to all of such shares.
(6)	As of September 30, 2006, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 13, 2006 reporting defined investment discretion as to all of such shares, sole voting authority as to 1,590,086 of such shares, and no voting authority as to 10,400 of such shares.
(7)	Includes (a) 39,000 shares of restricted stock granted under the Omnibus Stock Plan, (b) 329,767 shares which may be acquired on or within 60 days of December 11, 2006 by exercise of stock options granted under the Omnibus Stock Plan, and (c) 9,239 shares held in a trust of which Mr. Rogerson is co-trustee with his wife.
(8)	Includes (a) 13,050 shares of restricted stock granted under the Omnibus Stock Plan, (b) 198,621 shares which may be acquired on or within 60 days of December 11, 2006 by exercise of stock options granted under the Omnibus Stock Plan, and (c) 2,000 shares held in a trust of which Mr. McClammy is co-trustee with his wife.
(9)	Includes (a) 13,050 shares of restricted stock granted under the Omnibus Stock Plan, and (b) 61,667 shares which may be acquired on or within 60 days of December 11, 2006 by exercise of stock options granted under the Omnibus Stock Plan.
(10)	Includes (a) 10,600 shares of restricted stock granted under the Omnibus Stock Plan, and (b) 83,334 shares which may be acquired on or within 60 days of December 11, 2006 by exercise of stock options granted under the Omnibus Stock Plan.
(11)	Includes (a) 13,050 shares of restricted stock granted under the Omnibus Stock Plan, (b) 99,667 shares which may be acquired on or within 60 days of December 11, 2006 by exercise of a stock option granted under the Omnibus Stock Plan, and (c) 1,874 shares held in a trust of which Mr. Homan is co-trustee with his wife.
(12)	Includes (a) 20,000 shares which may be acquired on or within 60 days of December 11, 2006 by exercise of stock options granted under the Omnibus Stock Plan, (b) 1,281 shares that may be acquired on or within 60 days of December 11, 2006 pursuant to stock units granted under the Omnibus Stock Plan, and (c) 90,690 shares held in a trust of which Mr. Lauer is co-trustee with his wife.
(13)	Includes (a) 35,000 shares which may be acquired on or within 60 days of December 11, 2006 by exercise of stock options granted under the Omnibus Stock Plan, and (b) 1,281 shares that may be acquired on or within 60 days of December 11, 2006 pursuant to stock units granted under the Omnibus Stock Plan.
(14)	Includes (a) 50,476 shares which may be acquired on or within 60 days of December 11, 2006 by exercise of stock options granted under the Omnibus Stock Plan, (b) 1,281 shares that may be acquired on or within 60 days of December 11, 2006 pursuant to stock units granted under the Omnibus Stock Plan, and (c) 2,000 shares held in a trust of which Mr. McDonald is co-trustee with his wife.
(15)	Includes (a) 49,107 shares which may be acquired on or within 60 days of December 11, 2006 by exercise of stock options granted under the Omnibus Stock Plan, (b) 1,281 shares that may be acquired on or within 60 days of December 11, 2006 pursuant to stock units granted under the Omnibus Stock Plan, and (c) 4,607 shares held in a trust of which Mr. Moon is the sole trustee.
(16)	Includes (a) 50,476 shares which may be acquired on or within 60 days of December 11, 2006 by exercise of stock options granted under the Omnibus Stock Plan, and (b) 1,281 shares that may be acquired on or within 60 days of December 11, 2006 pursuant to stock units granted under the Omnibus Stock Plan.

(17)	Includes (a) 93,550 shares of restricted stock granted under the Omnibus Stock Plan, (b) 1,011,716 shares which may be acquired on or within 60 days of December 11, 2006 by exercise of stock options granted under the Omnibus Stock Plan, (c) 6,405 shares that may be acquired on or within 60 days of December 11, 2006 pursuant to stock units granted under the Omnibus Stock Plan, and (d) certain shares as to which voting and/or investment power is shared (see certain of the foregoing footnotes).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission. Based solely on the Company’s review of the reporting forms and/or written representations received by it from such directors, executive officers and ten-percent stockholders, the Company believes that during fiscal year 2006, and during prior fiscal years (except as previously disclosed), all reporting requirements applicable to directors, executive officers and ten-percent stockholders were timely satisfied.

EQUITY COMPENSATION PLAN INFORMATION

Provided below is certain information as of September 29, 2006 regarding the shares of the Company’s common stock that may be issued upon the exercise of options, warrants and rights under the Company’s equity compensation plans, which are the Omnibus Stock Plan and the Employee Stock Purchase Plan.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders:
Omnibus Stock Plan	2,499,208		$33.21	4,846,798	(1)
Employee Stock Purchase Plan	0	(2)	—	363,869
Equity Compensation Plans Not Approved by Stockholders	N/A		N/A	N/A
Total	2,499,208		$33.21	5,210,667

(1)	Represents shares available for issuance pursuant to stock options, stock appreciation rights, restricted stock, performance unit or performance share awards and stock units. As of September 29, 2006, 189,964 shares in the aggregate were available for issuance pursuant to restricted stock, performance unit or performance share awards or stock units.
(2)	Does not include 25,191 shares issued to participants in the Employee Stock Purchase Plan on October 2, 2006 under the terms of that Plan. These shares are not reflected in the table because the amount of shares to be purchased on October 2, 2006 was not determinable as of September 29, 2006.

EXECUTIVE COMPENSATION INFORMATION

Provided below is certain information on compensation paid by the Company to its chief executive officer and four other most highly compensated executive officers and on compensatory arrangements with those executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)(2)	Securities Underlying Options/SARs (#)(3)	All Other Compensation ($)(4)
Garry W. Rogerson President and Chief Executive Officer	2006 2005 2004	$535,577 487,501 412,500	$594,220 532,400 400,140	$13,207 12,816 10,265	$467,610 379,890 0	90,000 64,000 100,000	$74,263 60,181 38,483

G. Edward McClammy Senior Vice President, Chief Financial Officer and Treasurer	2006 2005 2004	319,851 307,925 296,525	280,429 248,608 221,337	11,245 10,675 10,641	170,040 121,203 0	30,000 25,000 30,000	43,222 38,719 33,075

Martin O’Donoghue Senior Vice President, Scientific Instruments	2006 2005 2004	270,175 255,750 227,750	214,513 217,219 177,861	12,368 9,417 8,246	170,040 121,203 0	30,000 27,000 53,000	33,788 28,232 16,911

Sergio Piras(5) Senior Vice President, Vacuum Technologies	2006 2005 2004	281,524 288,688 271,120	280,146 205,823 408,051	4,001 19,434 2,668	127,530 108,540 0	25,000 18,000 21,000	59,574 74,020 48,504

A. W. Homan Senior Vice President, General Counsel and Secretary	2006 2005 2004	267,406 252,720 228,660	237,824 207,840 171,082	13,880 13,138 12,707	170,040 121,203 0	30,000 25,000 28,000	34,445 29,399 21,958

(1)	Except for Mr. Piras, consists of amounts reimbursed for the payment of taxes on income imputed for certain perquisites. For Mr. Piras, consists of supplemental per diem compensation for business travel.
(2)	Consists of restricted shares (valued at the closing price of the Company’s stock on the grant date) granted under the Company’s Omnibus Stock Plan, which shares will be released from restrictions on the third anniversary after the grant date (the principal restriction being continued employment until that date). Dividends, if any, are paid on such shares while subject to restrictions. The number and value of aggregate restricted share held at the end of fiscal year 2006 (based on the $45.87 per share closing price on September 29, 2006) were as follows: Mr. Rogerson, 21,500 shares, $986,205; Mr. McClammy, 7,350 shares, $337,145; Mr. O’Donoghue, 7,350 shares, $337,145; Mr. Piras, 6,000 shares, $275,220; and Mr. Homan, 7,350 shares, $337,145.
(3)	Consists of shares that may be acquired by exercise of nonqualified stock options granted under the Company’s Omnibus Stock Plan.
(4)	Consists of (a) Company-matching contributions to retirement plan accounts and Company contributions and interest income credited to supplemental retirement plan accounts in fiscal years 2006, 2005 and 2004, respectively (Mr. Rogerson, $72,328, $58,426 and $35,906; Mr. McClammy, $42,069, $37,610 and $30,039; Mr. O’Donoghue, $32,813, $27,311 and $16,093; Mr. Piras, $19,720, $27,817 and $12,306; and Mr. Homan, $33,470, $28,489 and $20,981); (b) Company-paid premiums for group term life insurance in fiscal years 2006, 2005 and 2004, respectively (Mr. Rogerson, $1,935, $1,755 and $2,577; Mr. McClammy, $1,153, $1,109 and $3,036; Mr. O’Donoghue, $975, $921 and $818; Mr. Piras, $1,845, $1,837 and $1,486; and Mr. Homan, $975, $910 and $977); and (c) for Mr. Piras, Company-paid premiums for medical and disability insurance in fiscal years 2006, 2005 and 2004, respectively ($14,296, $13,092 and $13,499), and amounts accrued by the Company, for a severance payment that Italian law will require be paid to Mr. Piras upon termination of his employment, in fiscal years 2006, 2005 and 2004, respectively ($23,713, $31,274 and $21,213).

(5)	Mr. Piras is employed by Varian S.p.A., a wholly-owned subsidiary of the Company, at its facility in Torino, Italy. Dollar amounts reported for Mr. Piras are converted to U.S. dollars from euros using an exchange rate near the date paid or accrued, as the case may be.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)

Name					5%($)	10%($)
Garry W. Rogerson	90,000	17.72%	$42.51	11/10/2012	$1,557,900	$3,629,700
G. Edward McClammy	30,000	5.91%	42.51	11/10/2012	519,300	1,209,900
Martin O’Donoghue	30,000	5.91%	42.51	11/10/2012	519,300	1,209,900
Sergio Piras	25,000	4.92%	42.51	11/10/2012	432,750	1,008,250
A. W. Homan	30,000	5.91%	42.51	11/10/2012	519,300	1,209,900

(1)	Consists of nonqualified stock options to acquire the Company’s common stock, which stock options were granted under the Omnibus Stock Plan with an exercise price equal to the closing market price of the Company’s common stock on the grant date, become exercisable over three years at the rate of approximately one-third each year and expire seven years from the grant date. Payment of taxes due upon exercise and, at the Committee’s discretion, payment of the exercise price may be made by delivery of already-owned shares.
(2)	The 5% and 10% assumed annual rates of stock price appreciation would result from per share prices of $59.82 and $82.84, respectively. These assumed rates are not intended to represent a forecast of possible future appreciation of the Company’s stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Garry W. Rogerson	62,000	$2,222,596	251,101	165,999	$3,880,679	$973,498
G. Edward McClammy	55,068	1,863,180	180,788	56,666	3,173,978	339,594
Martin O’Donoghue	49,000	712,736	36,334	65,666	220,487	380,613
Sergio Piras	24,000	482,640	62,000	44,000	702,228	254,390
A. W. Homan	84,000	2,657,049	132,001	55,999	2,977,042	334,438

(1)	Based on the $45.87 per share closing price of the Company’s common stock on September 29, 2006.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR(1)

	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
Name			Threshold($)(2)	Target($)(3)	Maximum($)(4)
Garry Rogerson	N/A	2006–2008	$165,000	$550,000	$1,100,000
G. Edward McClammy	N/A	2006–2008	58,219	194,064	388,128
Martin O’Donoghue	N/A	2006–2008	49,374	164,580	329,160
Sergio Piras(5)	N/A	2006–2008	55,361	184,537	369,073
A. W. Homan	N/A	2006–2008	49,374	164,580	329,160

(1)	For purposes of this table, an award is a determination by the Compensation Committee of the Board of Directors that the named executive officer may participate in a multi-year incentive program (“LTI”) under the Company’s Management Incentive Plan and be eligible to receive a payout if actual Company performance during the multi-year period meets or exceeds pre-determined goals. Each award (i.e., a determination that an officer may participate in the LTI) shown is for the period comprised of fiscal years 2006 through 2008. The Committee established the awards in the first quarter of fiscal year 2006. Under the LTI, each named executive officer is eligible to receive compensation payable in cash or in common stock, or a combination thereof, based upon the achievement of pre-determined objectives (absolute and relative) for stockholder return for the three-year period. No estimate or assumption made in connection with this table is intended to represent a forecast of possible future performance of the Company.
(2)	The amounts shown are those that would be payable if the exact minimum or threshold levels of target stockholder return established by the Committee at the beginning of the three-year period are achieved. These minimum amounts equate to 30% of annual base salary (in the case of Mr. Rogerson) or 18% of annual base salary (in the case of the other named executive officers). Annual base salary as of the last day of fiscal 2006 will be used to calculate awards for purposes of the fiscal years 2006–2008 performance period. Even if actual performance meets or exceeds the minimum target goals, the Committee retains discretion to reduce or eliminate (but not increase) the amount that otherwise would be payable under the LTI based on actual performance. If the stockholder return for the three-year period does not at least equal the minimum (threshold) targeted levels, no amount will be paid.
(3)	The amounts shown are those that would be payable if the exact target levels of stockholder return established by the Committee for the three-year period are achieved. The actual amounts payable (if any) for the three-year period will be more or less than the amounts shown in this column, depending upon the extent to which stockholder return during the three-year period meet or exceed the target goals. The aggregate payout to all participants may be further limited as described in footnote 4 below.
(4)	The amounts shown are the maximum amounts that would be payable under the LTI for the three-year period assuming that the highest targeted levels of stockholder return for the three-year period are achieved. If actual performance exceeds the highest targeted levels, the amounts payable under the LTI do not increase above the amounts shown. The amounts shown are equal to 200% of annual base salary (for Mr. Rogerson) or 120% of annual base salary (for the other named executive officers). However, the maximum amounts payable will be reduced if the aggregate LTI and annual bonus payouts under the Management Incentive Plan to all participants (including the named executive officers) exceed 8% (before incentive compensation) of the Company’s earnings before interest and taxes (EBIT) in the last fiscal year of the three-year period. If this level otherwise would be exceeded, all LTI and annual awards would be reduced on a pro-rata basis.
(5)	Dollar amounts reported for Mr. Piras are converted to U.S. dollars from euros using an exchange rate near the date of this Proxy Statement.

OTHER COMPENSATORY ARRANGEMENTS

Retirement Arrangements

Under Italian law, Mr. Piras is entitled to a severance payment at the time his employment terminates for any reason, including resignation or retirement. The Company is required to regularly accrue for this severance payment an amount equal to Mr. Piras’ annual base salary and annual cash bonus divided by 13.5. At the end of fiscal year 2006, the balance of the amount accrued for purposes of this severance benefit for Mr. Piras was approximately $187,232.

Change in Control Agreements

The Board of Directors has approved Change in Control Agreements (the “Agreements”) between the Company and the five executive officers named in the Summary Compensation Table on page 13 which provide for the payment of specified compensation and benefits upon certain terminations of their employment following a change in control of the Company. A change in control of the Company is defined in each Agreement to occur if (a) any individual or group becomes the beneficial owner of 30% or more of the combined voting power of the Company’s outstanding securities, (b) “continuing directors” (defined as the directors of the Company as of the date of the Agreement and any successor to any such directors who was nominated by a majority of the directors in office at the time of his nomination or selection and who is not associated in any way with an individual or group who is a beneficial owner of more than 10% of the combined voting power of the Company’s outstanding securities) cease to constitute at least a majority of the Board of Directors, (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company in which the Company’s stockholders do not own more than 50% of the combined voting power of the Company or other corporation resulting from such transaction, or (d) all or substantially all of the Company’s assets are sold, liquidated or distributed. In their respective Agreements, the named executive officers agreed to not voluntarily leave the Company’s employ during a tender or exchange offer, proxy solicitation in opposition to the Board of Directors or other effort by any party to effect a change in control of the Company. This is intended to assure that management will continue to act in the best interests of the Company’s stockholders rather than be affected by personal uncertainties during any attempt to effect a change in control of the Company, and to enhance the Company’s ability to attract and retain executives.

Each Agreement provides that if within 18 months after a change in control the Company terminates the executive’s employment other than by reason of his death, disability, retirement or for cause, or the executive officer terminates his employment for “good reason,” the executive will receive a lump sum severance payment equal to 2.99 (in the case of Mr. Rogerson) or 2.5 (in the case of Messrs. McClammy, O’Donoghue, Piras and Homan) times the executive’s annual base salary and highest annual and multi-year bonuses paid to him in any of the three years ending prior to the date of termination. “Good reason” is defined in each Agreement as any of the following that occurs after a change in control of the Company: certain reductions in compensation; certain material changes in employee benefits and perquisites; a change in the site of employment; the Company’s failure to obtain the written assumption by its successor of the obligations set forth in the Agreement; attempted termination of employment on grounds insufficient to constitute a basis of termination for cause under the terms of the Agreement; or the Company’s failure to promptly make any payment required under the terms of the Agreement in the event of a dispute relating to employment termination. In the case of Mr. Rogerson, “good reason” is defined also to exist if he is not appointed as chief executive officer of the combined or acquiring entity. In the cases of Messrs. McClammy and Homan, “good reason” is defined also to exist if they are not given “an equivalent position” as defined in their Agreements. In the case of Messrs. O’Donoghue and Piras, “good reason” is defined also to exist if there is a material change in duties and a material reduction in authority and responsibility.

Each Agreement provides that upon termination or resignation occurring under the circumstances described above, the executive officer will receive a continuation of all insurance and other benefits on the same terms as if he remained an employee (or equivalent benefits will be provided) until the earlier to occur of (a) commencement of substantially equivalent full-time employment with a new employer or (b) 24 months after the date of termination of employment with the Company. Each Agreement also provides that all stock options granted by the Company become exercisable in full according to their terms, and that stock subject to vesting restrictions be released from all such restrictions. Each Agreement further provides that in the event that any payments and benefits received by the executive officer from the Company subject that person to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the executive officer will be entitled to receive an additional payment so as to place the executive officer in the same after-tax economic position as if such excise tax had not been imposed. The Agreement with Mr. McClammy also provides that a termination or resignation occurring under the circumstances described above will qualify as a “retirement” for purposes of the Company’s retirement-related benefits (i.e., group retiree medical insurance) if he has reached age 55 (even though he might not yet have the ten years of service otherwise required to be eligible for retirement-related benefits).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION(1)

Philosophy and Overview

The Compensation Committee of the Board of Directors is responsible for determining the compensation to be paid and the benefits to be provided to the Company’s executive officers.

The Committee’s general philosophy is that executive officer compensation should promote stockholder returns by linking compensation with an appropriate balance of near- and long-term objectives and strategies; be competitive within the Company’s industry and community; and attract, retain, motivate and reward individuals with the experience and skills necessary to promote the Company’s success.

To achieve these objectives, the Committee maintained an executive compensation program in fiscal year 2006 that consisted of three basic elements: base salary; near-term incentives in the form of annual cash bonuses; and long-term incentives in the form of nonqualified stock options, restricted stock and a three-year cash bonus program.

The Committee retained an executive compensation consultant who conducted a comprehensive executive compensation review. The consultant reviewed the Company’s historical compensation programs, and existing compensation arrangements and programs. The consultant also developed criteria for selecting an appropriate group of “peer” companies for competitive comparisons, identified for those comparisons eleven peer companies (some of which are included in the indexes set forth in the performance graph that follows this report), compared the Company’s near-term and long-term performance relative to those peer companies according to various financial measures, and developed and analyzed peer company compensation comparisons as well as broader-based market compensation surveys. The consultant then assessed the effectiveness of the existing compensation programs and the strength of the Company’s pay-for-performance compensation philosophy. The Committee considered the consultant’s data and input, as it deemed appropriate and along with a number of other factors, in determining executive compensation.

Base Salaries

Annual base salaries are designed primarily to attract and retain executives, and are intended to contribute less to total compensation than incentive-based compensation. After the Committee considered competitive market data and analyses and each executive’s performance, the Committee determined in fiscal year 2006 to increase the base salaries of the Company’s executive officers between 0% and 10%.

Annual Cash Bonuses

Cash bonuses are intended to motivate executive officers to achieve pre-determined near-term financial objectives consistent with the Company’s business strategies. For fiscal year 2006, the Committee determined that executive officer cash bonuses under the Company’s stockholder-approved Management Incentive Plan (the “MIP”) should be based on Company and/or business segment performance during the fiscal year against pre-determined objectives for revenue, return on sales (“ROS”) and operating cash flow (“Cash Flow”), the targets for which were determined by the Committee after consideration of historical and budgeted revenue, ROS and Cash Flow. For executive officers other than the Chief Executive Officer, the Committee also established management team objectives for fiscal year 2006 that could have increased

(1)	The information provided in this Report of the Compensation Committee of the Board of Directors on Executive Compensation, under the heading Company Stock Price Performance on page 22 and under the heading Report of the Audit Committee of the Board of Directors on page 23 are not deemed to be “soliciting material” or “filed” or incorporated by reference in any filing by the Company with the Securities and Exchange Commission, except to the extent the Company specifically incorporates that information by reference.

awards otherwise earned (based on revenue, ROS and Cash Flow) by up to 25% (subject to the maximum award permitted under the Plan) or decreased those awards by up to 25%, in either case in the sole discretion of the Committee.

Under the MIP payout formula for fiscal year 2006, the potential bonus to the CEO was from zero to 200% of his annual base salary, depending on the revenue, ROS and Cash Flow achieved. In the case of other executive officers, potential bonuses ranged from zero to 187.5% of annual base salary, depending on the revenue, ROS and Cash Flow achieved, the pre-determined participation level for that executive officer and the collective performance of those executive officers against the pre-determined team objectives. The participation level for each executive officer (including the CEO) was determined by the Committee after consideration of the executive officer’s relative position and responsibilities, base salary and potential minimum, target and maximum award, targeted total cash compensation and the competitive market data provided by from the Committee’s compensation consultant (although the Committee did not place any particular weight on any particular data).

Long-Term Incentive Compensation

Stock Options

Stock options are intended to provide longer-term incentives for executive officers to promote stockholder value. Nonqualified stock options granted in fiscal year 2006 to executive officers under the Company’s stockholder-approved Omnibus Stock Plan have an exercise price equal to the market price of the Company’s stock on the grant date, vest in equal installments over three years assuming continued employment and expire at the end of seven years. Stock options therefore compensate executive officers only if the Company’s stock price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable.

The Committee is sensitive to the dilutive impact of stock options. However, the Committee believes that stock options, appropriately used, provide an effective means of linking executive compensation to stockholder returns and retaining and rewarding executives who increase stockholder value. In fiscal year 2006, after consideration of shares available for grant under the Omnibus Stock Plan, various stock dilution analyses, share usage and equity compensation practices of other companies as reflected in the competitive market data collected and analyzed by the Committee’s compensation consultant, and executive officers’ carried-interest ownership in the Company’s stock (including stock options) relative to that competitive data, the Committee determined to grant stock options to executive officers equal to under 0.70% of total shares then outstanding. The Committee believes that this reflects an appropriate balance between stockholders’ interest in dilution and stockholders’ interest in retaining and rewarding executive officers who increase stockholder value.

Executive officer stock option grants in fiscal year 2006 were determined by the Committee after a determination to shift from stock options toward other types of long-term incentive compensation (described below), determination of the total number of stock option shares to use for executive compensation purposes, consideration of each executive officer’s relative position, responsibilities and performance, total direct compensation using an estimate of the FAS 123(R) value for stock options, and competitive market data collected and analyzed by the Committee’s compensation consultant (although the Committee did not place any particular weight on any particular data).

Restricted Stock

In fiscal year 2006, the Committee awarded to executive officers restricted stock issued under the Company’s stockholder-approved Omnibus Stock Plan. That restricted stock will vest in full at the end of three years assuming the executive officer remains employed by the Company until that date. The Committee determined to use restricted stock as a compensation element after considering competitive data showing a continuing shift from stock options toward restricted stock as a form of incentive compensation, and also considering the retention benefits of full-value shares that vest only if the executive remains with the Company for the full three-year vesting period.

Executive officer restricted stock grants in fiscal year 2006 were determined by the Committee after determination of the total number of restricted shares to use for executive compensation purposes, the relative value of nonqualified stock options to be granted to each executive officer, consideration of each executive officer’s relative position, responsibilities and performance, total direct compensation, and competitive market data collected and analyzed by the Committee’s compensation consultant (although the Committee did not place any particular weight on any particular data).

Long-Term Cash Bonuses

In fiscal year 2006, the Committee continued its use of a long-term cash bonus program under the Company’s stockholder-approved Management Incentive Plan, establishing a new three-year performance period of fiscal years 2006 through 2008. Under this program, a cash bonus may be paid to the Company’s executive officers after fiscal year 2008 based on the Company’s performance during fiscal year 2008 against pre-determined objectives for stockholder return, the targets for which were determined by the Committee after consideration of historical stockholder return.

Under the payout formula for this long-term cash bonus program, the bonus to the CEO will range from zero to 200% of his annual base salary, depending on the stockholder return achieved at the end of the three-year period. In the case of the other executive officers, bonuses will range from zero to 120% of annual base salary, depending on the stockholder return achieved and the pre-determined participation level for that executive officer. The participation level for each executive officer (including the CEO) was determined by the Committee after consideration of the executive officer’s relative position and responsibilities, base salary and potential minimum, target and maximum award, targeted long-term and total compensation and the competitive market data provided by the Committee’s compensation consultant (although the Committee did not place any particular weight on any particular data).

No amount has been earned by or paid to any executive officer under this long-term incentive program.

Other Compensation

In order to attract and retain talented executive officers, the Committee previously approved arrangements providing executive officers with certain perquisites, such as use of a Company-leased automobile (for which they are reimbursed all gas and maintenance costs and provided insurance coverage) and reimbursement for taxes on income imputed for their personal use of that automobile.

The Committee also previously approved the Company’s reimbursement of officers for tax planning and return preparation and financial advisory services (up to an annual maximum of $15,000 for the Chief Executive Officer and $6,500 for other executive officers), and reimbursement for an annual medical examination (up to an annual maximum of $1,000); these reimbursements will no longer be provided after December 31, 2006.

In order to compensate for retirement contributions that could not be made to executive officers’ qualified retirement plan accounts due to Internal Revenue Code limitations, executive officers receive Company retirement contributions and may defer cash compensation to unfunded Supplemental Retirement Plan accounts, which contributions and deferred compensation accrue interest (currently at a rate equal to 120% of the long-term applicable federal rate (AFR), compounded quarterly).

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation in excess of $1,000,000 paid in any single tax year to the chief executive officer or any of the next four most highly compensated executive officers, unless that compensation is deemed to be performance-based in accordance with Section 162(m). The Committee considers it essential to structure a compensation program that will attract, retain, motivate and reward executives with the experience, skills and proven ability to maximize stockholder returns. Accordingly, the Committee will consider tax deductibility of compensation paid to the Company’s executive officers, but may approve compensation that has limited tax deductibility under Section 162(m).

CEO Compensation

The Committee followed the same philosophy and programs described above in determining fiscal year 2006 compensation for Mr. Rogerson, the Company’s President and Chief Executive Officer.

After considering the same factors described above for the other executive officers, the Committee increased Mr. Rogerson’s annual base salary by 10%, from $500,000 to $550,000.

Mr. Rogerson participated in the MIP as described above for fiscal year 2006. Mr. Rogerson’s targeted cash bonus for that period was determined by the Committee after consideration of the same factors described above for the other executive officers. Fiscal year 2006 revenue, ROS and Cash Flow relative to the pre-determined targets and payout formula resulted in Mr. Rogerson earning a cash bonus of $594,220 based on achievement relative to those targets of 108.04%.

The Committee approved granting to Mr. Rogerson a 90,000-share nonqualified stock option in fiscal year 2006. That option was granted with an exercise price equal to the closing market price of the Company’s stock on the grant date, vests in equal installment over three years and has a term of seven years.

The Committee also approved granting to Mr. Rogerson 11,000 restricted shares in fiscal year 2006. Those restricted shares will vest in full after three years, i.e., in November 2008, if Mr. Rogerson is continuously employed by the Company until then.

The Committee approved Mr. Rogerson’s participation in the long-term cash bonus program for the three-year period of fiscal years 2006 to 2008, as described above for the Company’s other executive officers. His targeted cash payout under that program is 100% of his annual base salary as of the end of fiscal year 2006.

Stock Ownership Guidelines

To further align management and stockholder interests, the Committee adopted stock ownership guidelines during fiscal year 2004 for the CEO and certain other executive officers. Under these guidelines, the CEO is expected to own shares of Company stock or restricted stock with an aggregate market value equal to three times his annual base salary; the other executive officers are expected to own shares with an aggregate market value equal to the officer’s annual base salary. These executive officers have until February 2009 (five years from when these guidelines were first adopted) to meet these stock ownership guidelines.

Elizabeth E. Tallett (Chairman)

Richard U. De Schutter

John G. McDonald

Wayne R. Moon

COMPANY STOCK PRICE PERFORMANCE

The following graph compares the cumulative total return of the Company’s common stock with the Standard & Poor’s MidCap 400 Index and an index comprised of public companies using SIC Code 3826 Laboratory Analytical Instruments (the “SIC Code 3826 Index”)(1). The comparison covers the period from the beginning of the Company’s fiscal year 2002 on October 1, 2001 (based on closing prices on the previous trading day) through the end of the Company’s fiscal year 2006 on September 29, 2006. The graph assumes that the value of the investment in the Company’s common stock and in each index on October 1, 2001 was $100, and assumes reinvestment of dividends. The comparisons in this graph are not intended to represent a forecast of possible future performance of the Company’s common stock or stockholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN BETWEEN THE COMPANY,

THE STANDARD & POOR’S MIDCAP 400 INDEX, AND

SIC CODE 3826 LABORATORY ANALYTICAL INSTRUMENTS INDEX

	October 1, 2001	September 27, 2002	October 3, 2003	October 1, 2004	September 30, 2005	September 29, 2006
Varian, Inc	$100.00	$114.80	$132.46	$149.73	$134.69	$180.02
Standard & Poor’s MidCap 400 Index	100.00	95.30	120.85	142.07	173.54	184.93
SIC Code 3826 Index	100.00	71.39	99.80	113.18	125.90	143.48

(1)	Upon written request of a stockholder, the Company will provide a list of the companies comprising the SIC Code 3826 Index (which includes the Company). In accordance with SEC rules, the return of companies included in the SIC Code 3826 Index are weighted according to their respective market capitalizations at the beginning of each period for which a return is indicated.

AUDIT COMMITTEE

AUDIT COMMITTEE CHARTER

Attached as Exhibit A to this Proxy Statement is the current Charter of the Audit Committee of the Board of Directors as such Charter was amended and restated by the Board of Directors on September 12, 2006.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the annual audits and quarterly reviews of the Company’s financial statements, as further detailed in the Committee’s Charter.

The Company’s management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process and internal controls for compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in its report on those financial statements, and for expressing an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for monitoring and reviewing these processes, as well as the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee does not conduct auditing or accounting reviews or procedures. The Audit Committee has relied in undertaking its monitoring and review responsibilities, without independent verification, on management’s representation that the financial statements have been prepared with integrity and in conformity with generally accepted accounting procedures in the U.S. and on the independent registered public accounting firm’s representations included in its report on the Company’s financial statements and in its opinion on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements for fiscal year 2006. The Committee discussed with the Company’s independent registered public accounting firm, PwC, the matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communication with Audit Committees (as modified or supplemented). In addition, the Audit Committee received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with PwC its independence from the Company, and considered whether the providing of non-audit services to the Company by PwC is compatible with maintaining PwC’s independence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2006.

Richard U. De Schutter (Chairman)

John G. McDonald

Wayne R. Moon

Elizabeth E. Tallett

AUDIT COMMITTEE FINANCIAL EXPERT

The Company’s Board of Directors has determined that Richard U. De Schutter, a director and member of the Audit Committee of the Board of Directors, qualifies as an “audit committee financial expert” as that term is defined by applicable Securities and Exchange Commission regulations. Mr. De Schutter is considered to be “independent” under applicable Nasdaq Stock Market rules and Securities and Exchange Commission regulations.

By Order of the Board of Directors

A. W. Homan Secretary

December 13, 2006

Palo Alto, California

Exhibit A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF VARIAN, INC.

(as amended and restated on September 12, 2006)

I.	Committee Purpose

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors of Varian, Inc. (the “Company”) is to oversee the Company’s accounting and financial reporting processes and the audits and reviews of the Company’s financial statements.

II.	Committee Composition and Meetings

The Committee shall have a minimum of three members, each of whom shall be a member of the Board of Directors and meet the qualification and independence requirements of the NASDAQ Global Market and applicable law. At least one member of the Committee shall have the financial sophistication required under NASDAQ listing requirements. Members of the Committee shall be appointed by and serve at the discretion of the Board of Directors, which shall also appoint the Committee’s Chairman.

The Committee shall meet regularly as necessary to fulfill its responsibilities. Special meetings may be called by the Chairman of the Committee or the Chairman of the Board. The Committee may also take action by unanimous written consent of its members. The Committee may delegate any of its responsibilities to a subcommittee comprised solely of a member or members of the Committee. At any meeting of the Committee or a subcommittee of the Committee, the presence of one-half of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee or subcommittee.

Except as the Committee may otherwise decide in its discretion, Committee meetings shall be attended by the Company’s Chief Executive Officer, Chief Financial Officer, Controller, Internal Audit Manager or Director and General Counsel and a representative of the Company’s independent registered public accounting firm. The Committee may request that any other director, officer or employee of the Company or any of the Company’s external legal counsel, independent accounting firms, compensation consultants or other consultants or advisors attend a Committee meeting or meet with any member of the Committee or its advisors. The Committee shall have the authority to retain and terminate, at the Company’s expense, such legal counsel, independent accounting firms or other consultants or advisors, as the Committee determines necessary to carry out its duties. The Committee may meet with any person in executive session, and shall meet in executive sessions as directed below.

The Company shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of (a) compensation to any independent accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services to the Company, (b) compensation to any advisors employed by the Committee as permitted by this Charter, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

III.	Committee Responsibilities

A.	Independent Accounting Firm. The Committee shall:

1.	Be directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such public accounting firm shall report directly to the Committee, all as and to the extent required under applicable NASDAQ listing requirements or SEC rules;

2.	Be directly responsible for resolution of any disagreements between the Company’s management and the independent accounting firm;

3.	Approve in advance any audit, audit-related and non-audit services to be provided to the Company by the independent accounting firm;

4.	Approve in advance the independent accounting firm’s audit plan and audit services, including with respect to its opinion on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting;

5.	Review and confirm the independent accounting firm’s independence from the Company, including by (a) obtaining from the independent accounting firm a formal written statement delineating all relationships between the independent accounting firm and the Company, consistent with Independence Standards Board Standard 1, (b) discussing with the independent accounting firm any disclosed relationships or services that might impact the independent accounting firm’s objectivity and independence, and (c) reviewing at least annually fees paid to the independent accounting firm for audit, audit-related and non-audit services;

6.	Review the independent accounting firm’s opinions relating to the corporation’s financial statements and on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting.

7.	Evaluate regularly the independent accounting firm’s performance;

8.	Receive from the independent accounting firm timely reports on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accounting firm, and (c) other material written communications between the independent accounting firm and the Company’s management, such as any management letter or schedule of unadjusted differences;

9.	Review regularly with the independent accounting firm the quality of the Company’s accounting and reporting principles and practices, internal controls and systems, and any significant issues;

10.	Review regularly with the independent accounting firm significant accounting developments and pronouncements; and

11.	Meet regularly in executive session with a representative of the Company’s independent accounting firm.

B.	Internal Audit. The Committee shall:

1.	Be responsible for the oversight of the Company’s internal audit function, including its organization, activities and effectiveness;

2.	Approve the Company’s internal audit plan and receive reports on a regular basis regarding progress against that plan;

3.	Review any significant issues raised in the internal audit program, and any matters involving fraud, illegal acts or significant deficiencies in internal controls; and

4.	Meet regularly in executive session with the Company’s Internal Audit Manager or Director.

C.	Financial Reporting. The Committee shall:

1.	Review with management and the independent accounting firm any significant financial reporting issues, among other items recent professional and regulatory pronouncements, revenue recognition, significant reserves, off-balance sheet items, the impact of derivative transactions and special-purposes entities;

2.	Approve all related-party transactions (as defined by NASDAQ listing requirements) between the Company or any its subsidiaries and any Company directors or nominee for director, Company executive officer, beneficial owner of more than five percent of the Company’s outstanding securities, or members of the immediate family of any of the foregoing persons;

3.	Review in advance with the Company’s management and independent accounting firm the quarterly press releases reporting the Company’s financial results;

4.	Review with the Company’s management and independent accounting firm the audited financial statements to be included in the Company’s Annual Reports on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K), including the selection, application and disclosure of critical accounting policies and other significant issues and items, and the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, and recommend to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K; and

5.	Review with the Company’s management and independent accounting firm the interim financial data to be reported in the Company’s Quarterly Reports on Form 10-Q, including the selection, application and disclosure of critical accounting policies and other significant issues and items, and the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees.

D.	Other Responsibilities. The Committee shall:

1.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees regarding questionable accounting or auditing matters;

2.	Review with the Company’s General Counsel legal matters that could have a significant impact on the Company’s financial statements or results of operations;

3.	Approve in advance the engagement of any independent accounting firm other than the Company’s principal independent accounting firm to perform statutory audit services.

4.	Review at least annually the adequacy of this Charter, and recommend to the Board of Directors any proposed changes to this Charter;

5.	Prepare the report of the Committee required to be included in the Company’s annual proxy statement; and

6.	Perform other responsibilities as directed by the Board of Directors.

VARIAN, INC.

ATTN: TREASURER

3120 HANSEN WAY

PALO ALTO, CA 94304

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Varian, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Varian, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

VARIAN

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

VARIAN, INC.

The Board of Directors Recommends a vote “FOR” each of the Director Nominees Listed Below.

Proposal 1 - To elect as directors the following nominees:

Nominees: 01) John G. McDonald

02) Wayne R. Moon

For ALL

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors Recommends a vote “FOR” Proposal 2.

For Against Abstain

Proposal 2 - To ratify the appointment of PricewaterhouseCoopers LLP as Varian, Inc.’s independent registered public accounting firm for fiscal year 2007.

Please sign exactly as name appears on the stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should so indicate and insert their titles.

For address changes and/or comments, please check this box and write them on the back where indicated.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VARIAN, INC.

ANNUAL MEETING OF STOCKHOLDERS

February 1, 2007

6:00 P.M.

3120 Hansen Way

Palo Alto, California

Varian, Inc. is easily accessible from Highway 101 and from Interstate 280.

From Highway 101, exit Embarcadero Road/Oregon Expressway. Follow Oregon Expressway (which becomes Page Mill Road after it crosses El Camino Real). At the second light past El Camino Real, make a left turn onto Hansen Way. Varian, Inc. is located on the right.

From Interstate 280, exit Page Mill Road EAST. Follow Page Mill Road for a few miles until it crosses Hanover Street. At the first light past Hanover Street, make a right turn onto Hansen Way. Varian, Inc. is located on the right.

P R O X Y

VARIAN, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 1, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Varian, Inc. hereby constitutes and appoints Allen J. Lauer and Arthur W. Homan, and each of them, proxies and attomeys-in-fact of the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Common Stock of Varian, Inc. standing in the name of the undersigned, at the Annual Meeting of Stockholders of Varian, Inc., to be held at the principal executive offices of Varian, Inc. at 3120 Hansen Way, Palo Alto, California, on February 1, 2007, at 6:00 p.m., local time, and at any adjournment or postponement thereof.

Unless a contrary instruction is provided, this Proxy will be voted FOR the listed nominees for Class II directors, FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP and in accordance with the judgment of the proxies as to the best interests of the Company on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If specific instructions are provided on the reverse side, this Proxy will be voted in accordance therewith.

Address Changes/Comments:

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED

POSTAGE-PAID RETURN ENVELOPE

SEE REVERSE SIDE

(Continued and to be Signed on Reverse Side)